Blue Sphere Corporation 8-K

Exhibit 10.2

DATED THIS 13th DAY OF MARCH, 2016

Between

NANYANG TECHNOLOGICAL UNIVERSITY

And

BLUE SPHERE CORPORATION

TERMINATION AGREEMENT

CONFIDENTIAL

THIS AGREEMENT is made as of the 13th day of March, 2016 by and between

(1)	NANYANG TECHNOLOGICAL UNIVERSITY, located at 50 Nanyang Avenue, Singapore 639798 (hereinafter referred to as “NTU”), a wholly owned subsidiary of Nanyang Technological University (hereinafter referred to as “NTU”);

and

(2)	BLUE SPHERE CORPORATION, a company incorporated in Nevada, United States and having its business address at 301 McCullough Drive, 4th Floor, Charlotte, NC 28262, U.S.A. (hereinafter referred to as “Blue Sphere” or “Licensee”).

(hereinafter collectively referred to as the “Parties” and individually as a “Party”).

WHEREAS:

(A)	The Licensee and NTU (“Parties”) have previously on 30 October 2014 entered into an exclusive license agreement (hereinafter referred to as “License Agreement”) under which NTU has granted exclusive license rights to Licensee for the Technology with the inventions titled:

(i) Synthesis of High-Aspect Ratio Titanate Nanotubes and Its Environmental Applications As Free-Standing Multifunctional Membrane (NTU Ref: TECH/119/13); and

(ii) Correlating Aspect Ratio of Nanotubular Structures with Electrochemical Performance to Achieve Ultrafast-Charging (NTU Ref: TECH/197/13.

Parties wish to terminate the rights, liabilities and obligations of the Licensee to all the above Technologies listed in the License Agreement; and Parties mutually agreed to such termination pursuant to Clause 13.2 of the License Agreement.

(B)	The Parties hereby agree to mutually terminate the License Agreement pursuant to this Termination Agreement and forever release each other from any claims, liabilities and/or restrictions there under and/or with respect thereto.

THEREFORE the Parties do hereby agree as follows:

1.	INTERPRETATION

1.1.	Unless otherwise provided in this Termination Agreement, terms used in this Termination Agreement shall have the same meaning and construction where defined in the License Agreement.

CONFIDENTIAL

2.	TERMINATION

2.1.	The Parties hereby agree to terminate the License Agreement.

2.2.	The Parties acknowledge that Licensee has paid to NTUitive a milestone payment in the amount of Singapore Dollars Ten Thousand (S$ 10,000) pursuant to Clause 5.1(a) of the License Agreement and that such payment has been granted to NTU for past consideration of NTU agreeing to grant the rights to an exclusive license under the License Agreement. As agreed in Clause 5.1 of the License Agreement, such payment is non-refundable in the event of early termination of the License Agreement.

2.3.	The Parties agree that this Termination Agreement shall be effective as of March 13th, 2016 (“Termination Effective Date”).

2.4.	As of the Termination Effective Date and except as set forth in Clause 3 below, each Party hereby waives and forever release the other Party (“Released Party”) from any claims, lia bilities, demands and/or restrictions which may apply to such Released Party under and/or with respect to the License Agreement.

3.	SURVIVAL

3.1.	Notwithstanding the survival provisions of the License Agreement, except to the extent specifically modified pursuant to this Clause 3 of this Termination Agreement, the provisions of the License Agreement which by its terms are intended to survive termination of the License Agreement shall survive the termination effected hereby.

4.	ENTIRE AGREEMENT

4.1	This Termination Agreement sets forth the entire agreement and understanding among the Parties as to the subject matter hereof, and none of the terms of this Agreement shall be amended or modified except in writing signed by the Parties.

5.	GOVERNING LAW

5.1	This Termination Agreement shall be governed by, interpreted and construed in accordance with the Laws of Singapore.

CONFIDENTIAL

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed on the date first above written.

SIGNED by for and on behalf of	SIGNED by for and on behalf of
NANYANG TECHNOLOGICAL UNIVERSITY	BLUE SPHERE CORPORATION

Name: Dr Lim Jui	Name:
Designation: CEO, NTU Innovation	Designation:

In the presence of:	In the presence of:

Name: Dr Chava Vijaya Saradhi	Name:
Designation: Deputy Director, NTUitive	Designation:

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